Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to: (a) the inclusion in Entrée Resources Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019 of our report (the “Report”) dated March 16, 2020 relating to the consolidated financial statements which appears in this Annual Report; and (b) the incorporation by reference in the Company’s Registration Statements on Form S-8 (Nos. 333-127062 and 333-182891) of the Report.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

March 16, 2020